Exhibit 99.1

Assertio Reports First Quarter 2022 Financial Results

Reaffirms Full Year Net Product Sales and Raises Full Year Non-GAAP Adjusted EBITDA Guidance

Net Product Sales Up 37% and Non-GAAP Adjusted EBITDA Up 52% Compared to Prior Year Quarter

Quarterly Net Cash Flows from Operating Activities of $27.4 Million

LAKE FOREST, IL. – May 9, 2022 – Assertio Holdings, Inc. (“Assertio” or the “Company”) (Nasdaq: ASRT), a specialty pharmaceutical company offering differentiated products to patients, today reported financial results for the first quarter ended March 31, 2022.

Financial Highlights (unaudited):

	Three Months Ended March 31,
(in millions, except per share amounts)	2022	2021
Net Product Sales (GAAP)	$35.5	$26.0
Net Income (GAAP)	$9.1	$4.5
Earnings Per Share (GAAP)	$0.20	$0.12
Adjusted EBITDA (Non-GAAP)[1]	$23.9	$15.7
Adjusted Earnings Per Share (Non-GAAP)[1]	$0.38	$0.27
•The first quarter net product sales of $35.5 million were $9.5 million or 37% higher than the prior year quarter. The increase was primarily driven by higher net pricing on Indocin and the addition of Otrexup.
•Gross profit margin2 in the first quarter was 88% or 344 basis points higher than the prior year quarter due to the impact of change in product mix and improved margins on Indocin.
•Selling, general and administrative expenses in the first quarter of 2022 were $10.6 million or $2.3 million higher than the prior year quarter, primarily due to the $5.0 million insurance settlement benefit that was reflected in the prior year quarter. Absent the insurance settlement, SG&A expenses in the first quarter of 2022 were $2.7 million lower than the prior year quarter due to the benefit of completed cost savings initiatives despite adding a new product to the portfolio.
•The first quarter net income of $9.1 million was $4.5 million or 99% higher than the prior year quarter primarily due to higher net product sales and gross profit margins and benefit from prior year restructuring charges not repeating, partially offset by higher SG&A expenses.

“The first quarter is in many ways representative of the new Assertio and one that shows the promise of our operating model and our ability to quickly integrate new assets like Otrexup into our platform,” said Dan Peisert, President and Chief Executive Officer of Assertio. “Due to the strength of our results to date and the confidence we have in the outlook of our business, we are raising the full year non-GAAP adjusted EBITDA guidance. We remain committed to our business development goal, which now after the completion of Otrexup is to add an additional $40 million of gross profit by 2024. By doing so we should be able to continue to build upon the momentum we’ve been gathering since our restructuring and continue to grow our business.”

2022 Financial Guidance

	Prior Guidance	Current Guidance
Net Product Sales (GAAP)	$126.0 Million to $136.0 Million	$126.0 Million to $136.0 Million
Adjusted EBITDA (Non-GAAP)[3]	$64.0 Million to $72.0 Million	$66.0 Million to $74.0 Million
1 Non-GAAP measures are reconciled to the corresponding GAAP measures in the schedules attached.
2 Gross profit margin represents the ratio of net products sales less cost of sales to net product sales.
3 See “Non-GAAP Financial Measures” below for information about reconciling our Adjusted EBITDA guidance to Net Income.

Conference Call and Investor Presentation Information

Assertio’s management will host a conference call to discuss its first quarter 2022 financial results today:

Date:	Monday, May 9, 2022
Time:	4:30 p.m. Eastern Time
Webcast (live and archive):	http://investor.assertiotx.com/overview/default.aspx (Events & Webcasts, Investor Page)
Dial-in numbers:	1-844-200-6205 (domestic)
1-929-526-1599 (international)
Conference number:	725095

To access the live webcast, the recorded conference call replay, and other materials, please visit Assertio’s investor relations website at http://investor.assertiotx.com/overview/default.aspx. Please connect at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. The replay will be available approximately two hours after the call on Assertio’s investor website.

About Assertio

Assertio is a specialty pharmaceutical company offering differentiated products to patients utilizing a non-personal promotional model. We have built and continue to build our commercial portfolio by identifying new opportunities within our existing products as well as acquisitions or licensing of additional approved products. To learn more about Assertio, visit www.assertiotx.com.

Investor Contact

Max Nemmers
Head, Investor Relations and Administration
investor@assertiotx.com

Forward Looking Statements

Statements in this communication that are not historical facts are forward-looking statements that reflect Assertio's current expectations, assumptions and estimates of future performance and economic conditions. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, future events or the future performance or operations of Assertio, including our ability to realize the benefits from our operating model, successfully integrate new assets and explore new business development initiatives. All statements other than historical facts may be forward-looking statements and can be identified by words such as "anticipate," "believe," "could," "design," "estimate," "expect," "forecast," "goal," "guidance," "imply," "intend," "may", "objective," "opportunity," "outlook," "plan," "position," "potential," "predict," "project," "prospective," "pursue," "seek," "should," "strategy," "target," "would," "will," "aim" or other similar expressions that convey the uncertainty of future events or outcomes and are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Assertio, including the risks described in Assertio's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission ("SEC") and in other filings Assertio makes with the SEC from time to time. Investors and potential investors are urged not to place undue reliance on forward-looking statements in this communication, which speak only as of this date. While Assertio may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by applicable law. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance or expected results of Assertio.

Non-GAAP Financial Measures

To supplement the Company’s financial results presented on a U.S. generally accepted accounting principles (GAAP) basis, the Company has included information about non-GAAP measures of EBITDA, adjusted EBITDA, adjusted earnings, and adjusted earnings per share as useful operating metrics. The Company believes that the presentation of these non-GAAP financial measures, when viewed with results under GAAP and the accompanying reconciliation, provides supplementary information to analysts, investors, lenders, and the Company’s management in assessing the Company’s performance and results from period to period. The Company uses these non-GAAP measures internally to understand, manage and evaluate the Company’s performance, and in part, in the determination of bonuses for executive officers and employees. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

This release also includes estimated full-year non-GAAP adjusted EBITDA information, which the Company believes enables investors to better understand the anticipated performance of the business, but should be considered a supplement to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP. No reconciliation of estimated non-GAAP adjusted EBITDA to estimated net income is provided in this release because some of the information necessary for estimated net income such as income taxes, fair value change in contingent consideration, and stock-based compensation is not yet ascertainable or accessible and the Company is unable to quantify these amounts that would be required to be included in estimated net income without unreasonable efforts.

Specified Items

Non-GAAP measures presented within this release exclude specified items. The Company considers specified items to be significant income/expense items not indicative of current operations. Specified items include adjustments to interest expense, income tax expense (benefit), depreciation expense, amortization expense, sales reserves adjustments for products the Company is no longer selling, stock-based compensation expense, fair value adjustments to contingent consideration, restructuring costs, amortization of fair value inventory step-up as result of purchase accounting, transaction-related costs, gains or losses from adjustments to long-lived assets and assets not part of current operations, and gains or losses resulting from debt refinancing or extinguishment.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues:
Product sales, net	$35,546	$26,027
Royalties and milestones	992	434
Other revenue	—	378
Total revenues	36,538	26,839
Costs and expenses:
Cost of sales	4,195	3,966
Selling, general and administrative expenses	10,638	8,324
Fair value of contingent consideration	1,645	(594)
Amortization of intangible assets	8,501	6,547
Restructuring charges	—	1,089
Total costs and expenses	24,979	19,332
Income from operations	11,559	7,507
Other (expense) income:
Interest expense	(2,327)	(2,684)
Other gain	545	269
Total other expense	(1,782)	(2,415)
Net income before income taxes	9,777	5,092
Income tax expense	(713)	(548)
Net income and Comprehensive income	$9,064	$4,544

Basic net income per share	$0.20	$0.12
Diluted net income per share	$0.20	$0.12
Shares used in computing basic net income per share	45,204	37,824
Shares used in computing diluted net income per share	46,127	38,480

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$61,389	$36,810
Accounts receivable, net	48,923	44,361
Inventories, net	9,480	7,489
Prepaid and other current assets	5,323	14,838
Total current assets	125,115	103,498
Property and equipment, net	1,329	1,527
Intangible assets, net	207,554	216,054
Other long-term assets	5,137	5,468
Total assets	$339,135	$326,547
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,523	$6,685
Accrued rebates, returns and discounts	55,588	52,662
Accrued liabilities	15,386	14,699
Long-term debt, current portion	12,271	12,174
Contingent consideration, current portion	14,600	14,500
Other current liabilities	32,159	34,299
Total current liabilities	138,527	135,019
Long-term debt	61,250	61,319
Contingent consideration	22,859	23,159
Other long-term liabilities	4,637	4,636
Total liabilities	227,273	224,133
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 200,000,000 shares authorized; 45,335,426 and 44,640,444 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	4	4
Additional paid-in capital	532,020	531,636
Accumulated deficit	(420,162)	(429,226)
Total shareholders’ equity	111,862	102,414
Total liabilities and shareholders' equity	$339,135	$326,547

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Operating Activities
Net income	$9,064	$4,544
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	8,699	6,812
Amortization of debt discount, debt issuance costs and royalty rights	28	70
Recurring fair value measurement of assets and liabilities	1,645	(593)
Stock-based compensation	982	772
Provision for inventory and other assets	31	151
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(4,561)	5,109
Inventories	(2,022)	2,631
Prepaid and other assets	9,845	3,395
Accounts payable and other accrued liabilities	(1,511)	(16,749)
Accrued rebates, returns and discounts	2,926	(12,978)
Interest payable	2,300	2,610
Net cash provided by (used in) operating activities	27,426	(4,226)
Investing Activities
Purchase of Otrexup	(404)	—
Net cash used in investing activities	(404)	—
Financing Activities
Payment of contingent consideration	(1,845)	—
Proceeds from issuance of common stock	—	44,861
Shares withheld for payment of employee's withholding tax liability	(598)	(388)
Net cash (used in) provided by financing activities	(2,443)	44,473
Net increase in cash and cash equivalents	24,579	40,247
Cash and cash equivalents at beginning of year	36,810	20,786
Cash and cash equivalents at end of period	$61,389	$61,033

Supplemental Disclosure of Cash Flow Information
Net cash paid (refunded) for income taxes	$(8,360)	$—
Cash paid for interest	$—	$—

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP EBITDA and ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021	Financial Statement Classification
GAAP Net Income	$9,064	$4,544
Interest expense	2,327	2,684	Interest expense
Income tax expense	713	548	Income tax expense
Depreciation expense	197	265	Selling, general and administrative expenses
Amortization of intangible assets	8,501	6,547	Amortization of intangible assets
EBITDA (Non-GAAP)	$20,802	$14,588
Adjustments:
Legacy products revenue reserves (1)	—	(378)	Other revenue
Stock-based compensation	982	772	Selling, general and administrative expenses
Contingent consideration fair value change (2)	1,645	(594)	Fair value of contingent consideration
Restructuring charges	—	1,089	Restructuring charges
Other (3)	434	235	Multiple
Adjusted EBITDA (Non-GAAP)	$23,863	$15,712

(1)Represents removal of the impact of revenue adjustment estimates related to previously divested products.
(2)The fair value of the contingent consideration is remeasured each reporting period, with changes in the fair value resulting from a change in the underlying inputs being recognized as operating expenses until the contingent consideration arrangement is settled.
(3)Other represents amortization of inventory step-up recognized in Cost of sales related acquired inventories sold.

RECONCILIATION OF GAAP NET INCOME and GAAP NET INCOME PER SHARE TO
NON-GAAP ADJUSTED EARNINGS and ADJUSTED EARNINGS PER SHARE (1)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31, 2022		Three Months Ended March 31, 2021
	Amount	Diluted EPS	Amount	Diluted EPS
Net income (GAAP)	$9,064	$0.20	$4,544	$0.12
Adjustments
Amortization of intangible assets	8,501	0.18	6,547	0.17
Legacy products revenue reserves	—	—	(378)	(0.01)
Stock-based compensation	982	0.02	772	0.02
Contingent consideration fair value change	1,645	0.04	(594)	(0.02)
Restructuring charges	—	—	1,089	0.03
Other	434	0.01	235	0.01
Contingent consideration accrued payable(2)	(271)	(0.01)	—	—
Income taxes expense, as adjusted(3)	(2,823)	(0.06)	(1,918)	(0.05)
Adjusted earnings (Non-GAAP)	$17,532	0.38	$10,297	0.27

Diluted shares used in calculation		46,127		38,480

(1)Represents per share calculations of adjustments reflected in the Company’s reconciliation of GAAP net income to non-GAAP adjusted EBITDA and therefore should be read in conjunction with that reconciliation and respective footnotes.
(2)Represents the accrued cash payable of the INDOCIN contingent consideration for the respective period based on 20% royalty for annual INDOCIN net sales over $20.0 million.
(3)Represents the Company’s income tax expense adjusted for the tax effect of pre-tax adjustments excluded from adjusted earnings. The tax effect of pre-tax adjustments excluded from adjusted earnings is computed at the blended statutory rate of 25%.